Exhibit 32.2
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Pieris Pharmaceuticals, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2021 (the “Amendment”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 6, 2022	/s/ Thomas Bures
Thomas Bures
	Title:	Senior VP, Chief Financial Officer and Treasurer
(principal financial officer)